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Rise Gold Extends Debt Agreement

August 30, 2024 - Grass Valley, California - Rise Gold Corp. (CSE: RISE, OTCQX: RYES) (the "Company") announces that it has executed an amendment to its debt agreement with Eridanus Capital LLC ("Eridanus") previously announced in its September 3, 2019 news release, the original terms of which were amended as previously announced in its January 27, 2023 and February 21, 2023 new releases.  Daniel Oliver Jr., a director of the Company, is the manager of Myrmikan Capital, LLC, which, in turn, is the manager of Eridanus. Pursuant to the amendment, Eridanus has agreed to extend the maturity date of the loan by one year to September 4, 2025 and reduce the interest rate to 15% for a period of 12 months after closing. The Company has agreed to issue 1,700,000 share purchase warrants ("Warrants") to Eridanus, 340,000 of which Eridanus has directed be issued to Daniel Oliver, Jr., a member of Eridanus. Each Warrant entitles the holder to acquire one share at an exercise price of US$0.115 for a period of four years from the date of issuance. The issuance of the Warrants is expected to occur on or about September 10, 2024. The Warrants and any shares acquired upon exercise of the Warrants will be subject to statutory hold periods in accordance with applicable United States and Canadian securities laws. The transaction is subject to any regulatory approval.

To the extent that the participation of Mr. Oliver in the transaction may constitute a "related party transaction" under Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions ("MI 61-101"), the Company is relying on exemptions from the formal valuation requirements of section 5.4 of MI 61-101 and minority shareholder approval requirements of section 5.6 of MI 61-101. As the fair market value of the related party's participation is not more than 25% of Rise Gold's market capitalization, the related party transaction is exempt from the formal valuation requirements pursuant to subsection 5.5(a) of MI 61-101 and from the minority approval requirements pursuant to subsection 5.7(1)(a) of MI 61-101.

The securities offered have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any state securities laws and may not be offered or sold absent registration or compliance with an applicable exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company incorporated in Nevada, USA. The Company's principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA.

On behalf of the Board of Directors:

Joseph Mullin

President and CEO

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

345 Crown Point Circle, Suite 600

Grass Valley, California, USA 95945

T: 530.433.0188

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words or statements that certain events or conditions "may" or "will" occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.